Exhibit 10.1
TERADATA CORPORATION
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of [date], by and between Teradata Corporation, a Delaware corporation (the “Company”), and [name] (“Indemnitee”).

A.the Company desires to attract and retain highly qualified individuals to serve the Company, its subsidiaries and affiliated entities, and recognizes that such individuals require adequate protection against legal risks arising from such service;

B.the Company desires to provide for indemnification of, and advancement of expenses to, the Indemnitee to the maximum extent permitted by applicable law;

C.the Company’s certificate of incorporation and bylaws provide for indemnification and advancement of expenses to the fullest extent permitted by the Delaware General Corporation Law (as the same exists or may hereafter be amended, the “DGCL”);

D.Section 145 of the DGCL permits a Delaware corporation to indemnify directors, officers, employees and agents, and persons serving at the request of the corporation for other enterprises, and provides that statutory indemnification is not exclusive of other rights;

E.the Company and the Indemnitee recognize that the protections available under the Company’s organizational documents and insurance may not provide adequate certainty in all circumstances, and the Company wishes to provide contractual protections that supplement such rights; and

F.this Agreement is intended to supplement and further the rights of the Indemnitee under the Company’s certificate of incorporation, bylaws, any applicable resolutions, the DGCL, and any directors’ and officers’ liability or other applicable insurance policies and is not intended to diminish or abrogate any such rights.

NOW, THEREFORE, the parties agree as follows:
1.DEFINITIONS.

a.Affiliate. For purposes of this Agreement, “Affiliate” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, non-profit entity or other enterprise with respect to which the Indemnitee is, was or will be serving at the request, direction or election of the Company or any Subsidiary as a director, officer, trustee, manager, member, partner, employee, agent, fiduciary, consultant, member of the entity’s governing body or in any similar capacity.

b.Change in Control. “Change in Control” means (i) any person or group becomes the beneficial owner of securities of the Company representing 50% or more of the total voting power of the Company’s then outstanding Voting Securities; (ii) individuals who constitute the Board as of the date of this Agreement, together with any approved successors, cease for any reason to constitute at least a majority of the Board; (iii) the consummation or stockholder approval, as applicable, of a merger or consolidation of the Company in which the Company’s pre-transaction stockholders do not retain more than 50% of the voting power of the surviving or resulting entity; or (iv) the approval of a plan of liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets.

c.Claim. “Claim” means any threatened, pending or completed action, suit, proceeding, arbitration, alternative dispute resolution proceeding, hearing, inquiry, investigation, subpoena, request for testimony, administrative or regulatory matter, legislative proceeding or appeal thereof, whether civil, criminal, administrative, investigative, formal or informal.

d.Corporate Status. “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any Subsidiary or Affiliate, or who is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another enterprise, including service with respect to an employee benefit plan.

e.Covered Event. “Covered Event” means any event, occurrence, act, omission, fact or circumstance related to the Indemnitee’s Corporate Status or by reason of the fact that the Indemnitee is or was serving in any such capacity.

f.Disinterested Director. “Disinterested Director” means a member of the Board who is not a party to the Claim for which indemnification or advancement is sought and who is disinterested and independent under applicable law.

g.Expenses. “Expenses” means all reasonable and documented costs, charges and expenses actually and reasonably paid or incurred by or on behalf of the Indemnitee in connection with a Claim or Covered Event, including attorneys’ fees, retainers, disbursements, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating and printing costs, bonds and premiums for bonds, and expenses incurred in establishing or enforcing a right to indemnification, advancement or insurance recovery. Expenses do not include judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement, except to the extent expressly included in Other Liabilities.

h.Expense Advance. “Expense Advance” means payment by the Company of Expenses before final disposition of a Claim.

i.Independent Counsel. “Independent Counsel” means legal counsel that has not performed material services for the Company or the Indemnitee within the five years preceding the applicable determination and that would not, under applicable professional conduct standards, have a conflict of interest in representing the Company or the Indemnitee in connection with such determination.

j.Other Liabilities. “Other Liabilities” means judgments, fines, penalties, ERISA or other benefit-plan excise taxes or penalties, amounts paid in settlement with the Company’s prior written consent, and all interest, taxes, assessments and other charges paid or payable in connection therewith, to the fullest extent permitted by applicable law.

k.Reviewing Party. “Reviewing Party” means the person or body selected in accordance with Section 8 to determine whether the Indemnitee is entitled to indemnification under applicable law.

l.Subsidiary. “Subsidiary” means any entity of which more than 50% of the outstanding voting power or equity interests is owned, directly or indirectly, by the Company.

m.Voting Securities. “Voting Securities” means securities of the Company that vote generally in the election of directors.

2. Agreement to Serve

The Indemnitee agrees to serve or continue to serve in the Indemnitee’s current capacity or capacities, and any additional capacity in which the Indemnitee may agree to serve, until the Indemnitee’s service ends in accordance with the Company’s certificate of incorporation, bylaws, applicable law, any applicable agreement or otherwise. Nothing in this Agreement creates any right to continued employment or service with the Company, any Subsidiary or any Affiliate.

3. Mandatory Indemnification
(a) Agreement to Indemnify. If the Indemnitee is, was or is threatened to be made a party to, witness in, or other participant in any Claim by reason of a Covered Event, the Company shall indemnify and hold harmless the Indemnitee from and against all Expenses and Other Liabilities incurred in connection with such Claim to the fullest extent permitted by the DGCL and other applicable law, as such law may be amended to permit broader indemnification rights. The parties intend this Agreement to provide indemnification in excess of that expressly permitted by statute, subject only to the exceptions set forth in Section 9.

(b) Successful Defense. To the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Claim or any claim, issue or matter therein, including dismissal with or without prejudice, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred in connection therewith. Indemnification under this Section 3(b) shall not require any further determination and shall not be subject to satisfaction of any additional standard of conduct.

(c) Standard of Conduct. To the extent Section 3(b) is inapplicable, the Company shall indemnify the Indemnitee if the Indemnitee has met the standard of conduct required under the DGCL or other applicable law. The termination of any Claim by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not, by itself, create a presumption that the Indemnitee did not meet any applicable standard of conduct.

4. Partial Indemnification
If the Indemnitee is entitled to indemnification for some but not all Expenses or Other Liabilities, the Company shall indemnify the Indemnitee for the portion to which the Indemnitee is entitled. In any determination of allocation, the Company shall bear the burden of establishing, by clear and convincing evidence, the portion for which indemnification is prohibited by this Agreement or applicable law.

5. Indemnification as Witness or Non-Party
If the Indemnitee appears as a witness, deponent, interviewee or otherwise incurs Expenses by reason of the Indemnitee’s Corporate Status in any Claim to which the Indemnitee is not, and is not threatened to be made, a party, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by law.

6. Mandatory Advancement of Expenses
The Company shall advance Expenses incurred by the Indemnitee in connection with any Claim by reason of a Covered Event to the fullest extent permitted by law. Expense Advances shall be made within thirty (30) days after the Company receives a written request from the Indemnitee, together with reasonable documentation of the Expenses incurred or to be incurred. The Indemnitee shall provide an undertaking to repay amounts advanced if, and only to the extent that, it is ultimately determined by final non-appealable judicial decision that the Indemnitee is not entitled to indemnification. No additional form of undertaking, security, bond or interest obligation shall be required.

7. Notice and Defense Procedures

(a) Notice. The Indemnitee shall notify the Company in writing as soon as reasonably practicable after becoming aware of any Claim for which indemnification or advancement may be sought. Failure to provide prompt notice shall not relieve the Company of any obligation except to the extent the Company is materially prejudiced by such failure, and the Company shall bear the burden of proving such prejudice by clear and convincing evidence.

(b) Insurance Notice. If the Company maintains directors’ and officers’ liability insurance or any other policy that may provide coverage for a Claim, the Company shall give prompt notice of the Claim to the applicable insurers and shall use commercially reasonable efforts to cause such insurers to pay covered amounts on behalf of the Indemnitee. The Company shall use commercially reasonable efforts to facilitate appropriate communications among the insurer, broker, Company and Indemnitee.

(c) Assumption of Defense. The Company may assume the defense of a Claim with counsel reasonably satisfactory to the Indemnitee. After the Company assumes the defense, the Company shall not be liable for separate counsel retained by the Indemnitee unless (i) separate counsel is authorized by the Company; (ii) the Indemnitee determines, in the Indemnitee’s sole discretion, that a conflict of interest exists; (iii) the Company fails to retain counsel or materially fails to conduct the defense; or (iv) after a Change in Control, the Indemnitee elects, in the Indemnitee’s sole discretion, to retain separate counsel and the Company shall bear all associated fees and expenses without requiring prior approval. In those circumstances, fees and expenses of separate counsel shall constitute Expenses subject to indemnification and advancement under this Agreement.

(d) Settlement. The Company shall not be liable for amounts paid in settlement without the Company’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Company shall not settle any Claim involving the Indemnitee without the Indemnitee’s prior written consent if the settlement would impose any admission of fault, non-monetary obligation, penalty, limitation, detriment or unreleased liability on the Indemnitee. The Company shall provide the Indemnitee a reasonable opportunity to consider any proposed settlement affecting the Indemnitee.

8. Determination of Right to Indemnification

(a) Request. To receive indemnification after final disposition of a Claim, the Indemnitee shall submit a written request to the Company. The request shall include such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine entitlement; provided that the Indemnitee shall not be required to disclose privileged information.

(b) Reviewing Party. To the fullest extent permitted by law, the Indemnitee may select the manner in which the determination of entitlement will be made from among: (i) a majority of Disinterested Directors, even if less than a quorum; (ii) a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even if less than a quorum; or (iii) Independent Counsel, which shall render a written opinion. Following a Change in Control, the Reviewing Party shall be Independent Counsel selected by the Indemnitee and approved by the Company, with approval not to be unreasonably withheld, delayed or conditioned.

(c) Timing; Presumption. The Company and the Indemnitee shall submit relevant information to the Reviewing Party as soon as practicable. A determination shall be made within thirty (30) days after the Reviewing Party receives the information reasonably necessary to make the determination, unless extended by mutual agreement. The Indemnitee shall be presumed entitled to indemnification and advancement, and the Company shall bear the burden, by clear and convincing evidence, of establishing that the Indemnitee is not entitled to indemnification or advancement.

(d) Judicial Determination. Notwithstanding any adverse determination, the Indemnitee may apply to the Court of Chancery of the State of Delaware, or such other court of competent jurisdiction as may be required by applicable law, to enforce rights under this Agreement. The Company shall indemnify and advance Expenses incurred by the Indemnitee in connection with any proceeding to enforce or interpret this Agreement unless a final non-appealable determination finds that each material claim asserted by the Indemnitee was frivolous or made in bad faith.

(e) Good Faith Reliance. For purposes of determining good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee relied on records or books of account of the Company, financial statements, information or advice from officers, employees, legal counsel, independent accountants, appraisers or other experts selected with reasonable care. The knowledge, actions or omissions of any other person shall not be imputed to the Indemnitee.

9. Exceptions

The Company shall not be obligated to indemnify or advance Expenses to the Indemnitee with respect to the following, except to the extent advancement is required pending a final non-appealable determination or otherwise required by law:

(a) Claims initiated by the Indemnitee and not by way of defense, counterclaim or cross-claim, except claims to establish or enforce rights under this Agreement, the Company’s organizational documents, insurance policies or applicable law; claims authorized by the Board; claims to discharge fiduciary responsibilities; or claims otherwise required to be indemnified or advanced under applicable law.

(b) Any accounting of profits under Section 16(b) of the Securities Exchange Act of 1934 or similar law in which judgment is rendered against the Indemnitee by final non-appealable adjudication.

(c) Any reimbursement, recoupment or clawback of compensation, profits or incentive-based or equity-based compensation required by applicable law, stock exchange listing standards, or final non-appealable adjudication.

(d) Other Liabilities for which indemnification is prohibited by applicable law as determined by final non-appealable adjudication.

(e) Amounts actually paid to or on behalf of the Indemnitee under Company-maintained insurance or other Company-funded sources but excluding any insurance or other source purchased and maintained by the Indemnitee personally.

10. Non-Exclusivity; Future Law Expansion

The rights provided by this Agreement are not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s certificate of incorporation, bylaws, any agreement, vote of stockholders or disinterested directors, the DGCL, any insurance policy or otherwise. If applicable law is amended to expand permissible indemnification or advancement, the Indemnitee shall receive the benefit of the expanded rights to the fullest extent permitted by law. If applicable law is amended to narrow permissible indemnification or advancement, such amendment shall not adversely affect rights arising from acts or omissions occurring before the effective date of such amendment unless required by law.

11. No Duplication of Payments

The Company shall not be liable to make any payment under this Agreement to the extent the Indemnitee has actually received payment for the same Expenses or Other Liabilities from Company-maintained insurance or other Company-funded sources. Payments from insurance or other sources maintained by the Indemnitee personally shall not reduce the Company’s obligations under this Agreement.

12. Liability Insurance

To the extent the Company maintains directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policies in a manner that provides the Indemnitee rights and benefits no less favorable than those provided to the most favorably insured directors and officers of the Company, as applicable. The Company shall use commercially reasonable efforts to maintain such insurance in amounts and on terms determined by the Board to be appropriate.

The Company shall promptly notify the Indemnitee of any expiration, lapse, non-renewal, cancellation or material reduction in coverage under any such policy. Following a Change in Control, the Company shall use commercially reasonable efforts to maintain or obtain run-off or tail coverage for claims arising from acts or omissions occurring before such Change in Control for a period of six (6) years, to the extent such coverage is available on commercially reasonable terms.

13. No Presumptions

The termination of any Claim by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not, of itself, create any presumption that the Indemnitee did not meet any applicable standard of conduct or that indemnification is not permitted. Neither a failure to make a determination nor an adverse determination before judicial review shall be a defense to the Indemnitee’s claim or create a presumption against entitlement.

14. Subrogation and Contribution

(a) Subrogation. Except as otherwise provided in this Agreement, upon payment under this Agreement, the Company shall be subrogated to the extent of such payment to the rights of recovery of the Indemnitee, and the Indemnitee shall execute documents and take reasonable actions necessary to secure such rights.

(b) Contribution. If indemnification is unavailable to the Indemnitee for any reason, the Company shall contribute to the amount incurred by or on behalf of the Indemnitee in such proportion as is fair and reasonable in light of the relative benefits received by the Company and the Indemnitee and the relative fault of the Company and the Indemnitee, to the fullest extent permitted by law.

15. Specific Performance
The parties acknowledge that a breach by the Company of this Agreement may cause irreparable harm for which monetary damages may be inadequate. The Indemnitee shall therefore be entitled to seek specific performance, injunctive relief or other equitable relief, in addition to any other remedies available at law or in equity.

16. Continuation; Successors
The rights and obligations under this Agreement shall continue during the Indemnitee’s service and after cessation of service with respect to acts, omissions, facts or circumstances occurring during service or by reason of Corporate Status. This Agreement shall bind and inure to the benefit of the parties and their respective successors, assigns, spouses, heirs, executors, administrators and legal representatives.

The Company shall require any successor to all or substantially all of the Company’s business or assets, by merger, consolidation, sale or otherwise, to assume and agree to perform this Agreement to the same extent the Company would have been required to perform it absent such succession.

17. Notices

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if delivered by hand, sent by certified or registered mail, sent by nationally recognized overnight courier, or sent by electronic mail with confirmation of transmission during normal business hours of the recipient. Notices to the Company shall be directed to the attention of the General Counsel or Corporate Secretary at the Company’s principal executive offices. Notices to the Indemnitee shall be directed to the Indemnitee’s most recent address or email address on file with the Company.

18. Governing Law; Forum

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. The Company and the Indemnitee irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for any action arising out of or relating to this Agreement, subject to any jurisdictional requirements applicable to such court.

19. Severability

If any provision of this Agreement is held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision, and this Agreement shall be construed to give effect to the intent of the invalid, illegal or unenforceable provision to the fullest extent possible.

20. Entire Agreement; Amendment; Waiver

This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes any prior indemnification agreement between the Company and the Indemnitee, except that this Agreement supplements and does not diminish any rights under the Company’s organizational documents, insurance policies, other agreements or applicable law. No amendment, modification or repeal of this Agreement shall limit or restrict rights of the Indemnitee with respect to acts or omissions occurring before such amendment, modification or repeal. No amendment or waiver shall be binding unless in writing and signed by the party against whom enforcement is sought.

21. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together constitute one instrument. Signatures delivered by PDF, DocuSign or other electronic signature method shall have the same force and effect as original signatures.

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TERADATA CORPORATION INDEMNITEE,
a Delaware corporation an individual

By: ______________________________	Signature: _________________________
Name: ____________________________	Name: ____________________________
Title: _____________________________
Date: _____________________________	Date: _____________________________